Exhibit 99.1

April 24, 2024

Simmons First National Corporation Reports First Quarter 2024 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on first quarter 2024 results:

Simmons delivered solid results in the quarter that clearly reflect our driving principles centered on a strong risk management culture, profitability and organic growth.

Total loans increased 4 percent on a linked quarter annualized basis and our commercial loan pipeline expanded for the third consecutive quarter. Total deposits were up 2 percent on a linked quarter annualized basis. We were particularly encouraged by the growth in money market and savings accounts again this quarter after robust growth in the fourth quarter of 2023. Importantly, the growth in loans and deposits, coupled with lower wholesale funding costs, enabled us to maintain a relatively stable net interest margin despite continued low-cost deposit migration.

Credit trends throughout the industry are beginning to normalize after an extended period at historically low levels. To that end, provision expense exceeded net charge-offs in the quarter and our allowance for credit losses as a percentage of loans stood at 1.34 percent. Moreover, our strong capital and liquidity positions provide us a solid foundation to continue delivering sound, profitable growth.

FINANCIAL HIGHLIGHTS	1Q24		4Q23		1Q23		1Q24 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 1Q24 vs 4Q23

•  Net income of $38.9 million and diluted EPS of $0.31

•  Adjusted earnings[1] of $40.4 million and adjusted diluted EPS[1] of $0.32

•  Total revenue of $195.1 million. PPNR[1] of $55.2 million; Adjusted PPNR[1] of $57.2 million

•  Net interest margin at 2.66%, relatively stable on a linked quarter basis

•  Provision for credit losses on loans exceeded net charge-offs in the quarter by $2.1 million

•  Noninterest expense includes $1.6 million FDIC special assessment in 1Q24 and $10.5 million in 4Q23

•  NCO 19 bps in 1Q24; 11 bps of NCOs associated with run-off/ acquired portfolios

•  Increase in NPAs primarily due to two loans from run-off/ acquired portfolios

•  ACL ratio ends the quarter at 1.34%; NPL coverage ratio at 212%

•  EA ratio 12.56%; TCE ratio[1] up 6 bps to 7.75%

Total loans	$17,002		$16,846		$16,555
Total investment securities	6,735		6,878		7,521
Total deposits	22,353		22,245		22,452
Total assets	27,372		27,346		27,583
Total shareholders’ equity	3,439		3,426		3,340

ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.19%		0.11%		0.03%
Nonperforming loan ratio	0.63		0.50		0.38
Nonperforming assets to total assets	0.41		0.33		0.26
Allowance for credit losses to total loans	1.34		1.34		1.25
Nonperforming loan coverage ratio	212		267		324

PERFORMANCE MEASURES (in millions)
Total revenue	$195.1		$177.6		$223.7
Adjusted total revenue[1]	195.1		197.8		223.7
Pre-provision net revenue[1] (PPNR)	55.2		29.5		80.4
Adjusted pre-provision net revenue[1]	57.2		65.1		82.8
Provision for credit losses	10.2		10.0		24.2

PER SHARE DATA
Diluted earnings	$0.31		$0.19		$0.36
Adjusted diluted earnings[1]	0.32		0.40		0.37
Book value	27.42		27.37		26.24
Tangible book value[1]	16.02		15.92		14.88

CAPITAL RATIOS
Equity to assets (EA ratio)	12.56%		12.53%		12.11%
Tangible common equity (TCE) ratio[1]	7.75		7.69		7.25
Common equity tier 1 (CET1) ratio	11.95		12.11		11.87
Total risk-based capital ratio	14.43		14.39		14.47

LIQUIDITY ($ in millions)
Loan to deposit ratio	76.06%		75.73%		73.74%
Borrowed funds to total liabilities	5.42		5.88		6.32
Uninsured, non-collateralized deposits (UCD)	$4,643		$4,753		$5,268
Additional liquidity sources	11,457		11,216		10,780
Coverage ratio of UCD	2.5	x	2.4	x	2.0	x

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $38.9 million for the first quarter of 2024, compared to $23.9 million for the fourth quarter of 2023 and $45.6 million for the first quarter of 2023. Diluted earnings per share were $0.31 for the first quarter of 2024, compared to $0.19 in the fourth quarter of 2023 and $0.36 for the first quarter of 2023. Adjusted earnings1 for the first quarter of 2024 were $40.4 million, compared to $50.2 million for the fourth quarter of 2023 and $47.3 million for the first quarter of 2023. Adjusted diluted earnings per share1 for the first quarter of 2024 were $0.32, compared to $0.40 for the fourth quarter of 2023 and $0.37 for the first quarter of 2023.

During the first quarter of 2024, we recorded $1.6 million of noninterest expense for an FDIC special assessment levied to support the Deposit Insurance Fund following the failure of certain banks in 2023. This expense was in addition to the $10.5 million FDIC special assessment we recorded in the fourth quarter of 2023. The table below summarizes the impact of these items, along with the impact of certain other items, consisting primarily of branch right sizing, early retirement and a loss recorded in connection with the strategic sale of available-for-sale securities. They are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	1Q24	4Q23	1Q23
Net income	$38.9	$23.9	$45.6

Loss on sale of AFS investment securities	—	20.2	—
FDIC special assessment	1.6	10.5	—
Branch right sizing, net	0.2	3.9	0.9
Early retirement program	0.2	1.0	—
Merger related costs	—	—	1.4

Total pre-tax impact	2.0	35.6	2.3
Tax effect[2]	(0.5)	(9.3)	(0.6)

Total impact on earnings	1.5	26.3	1.7

Adjusted earnings[1]	$40.4	$50.2	$47.3

Diluted EPS	$0.31	$0.19	$0.36

Loss on sale of AFS investment securities	—	0.16	—
FDIC special assessment	0.01	0.08	—
Branch right sizing, net	—	0.03	0.01
Early retirement program	—	0.01	—
Merger related costs	—	—	0.01

Total pre-tax impact	0.01	0.28	0.02
Tax effect[2]	—	(0.07)	(0.01)

Total impact on earnings	0.01	0.21	0.01

Adjusted Diluted EPS[1]	$0.32	$0.40	$0.37

Net Interest Income

Net interest income for the first quarter of 2024 totaled $151.9 million, compared to $155.6 million for the fourth quarter of 2023 and $177.8 million for the first quarter of 2023. Interest income totaled $322.6 million for the first quarter of 2024, compared to $323.5 million for the fourth quarter of 2023. The decrease in interest income on a linked quarter basis was primarily due to a decline in the contribution from investment securities resulting from a lower average balance in the portfolio. Interest expense totaled $170.7 million for the first quarter of 2024, up $2.9 million on a linked quarter basis as an increase in deposit costs more than offset a decline in other borrowings. Included in net interest income is accretion recognized on assets, which totaled $1.1 million for the first quarter of 2024, $1.8 million in the fourth quarter of 2023 and $2.6 million in the first quarter of 2023.

The yield on loans on a fully taxable equivalent (FTE) basis for the first quarter of 2024 was 6.24 percent, compared to 6.20 percent in the fourth quarter of 2023 and 5.67 percent in the first quarter of 2023. The yield on investment securities in the first quarter of 2024 was 3.76 percent, compared to 3.67 percent in the fourth quarter of 2023 and 2.92 percent in the first quarter of 2023. Cost of deposits for the first quarter of 2024 was 2.75 percent, compared to 2.58 percent in the fourth quarter of 2023 and 1.58 percent in the first quarter of 2023. The net interest margin on an FTE basis for the first quarter of 2024 was 2.66 percent, compared to 2.68 percent in the fourth quarter of 2023 and 3.09 percent in the first quarter of 2023.

Select Yield/Rates

	1Q24	4Q23	3Q23	2Q23	1Q23
Loan yield (FTE)[2]	6.24%	6.20%	6.08%	5.89%	5.67%
Investment securities yield (FTE)[2]	3.76	3.67	3.08	2.91	2.92
Cost of interest bearing deposits	3.48	3.31	3.06	2.57	2.10
Cost of deposits	2.75	2.58	2.37	1.96	1.58
Cost of borrowed funds	5.85	5.79	5.60	5.31	4.29
Net interest spread (FTE)[2]	1.89	1.93	1.87	2.10	2.52
Net interest margin (FTE)[2]	2.66	2.68	2.61	2.76	3.09

Noninterest Income

Noninterest income for the first quarter of 2024 was $43.2 million, compared to $22.0 million in the fourth quarter of 2023 and $45.8 million in the first quarter of 2023. Adjusted noninterest income1 was $43.2 million in the first quarter of 2024, compared to $42.2 million in the fourth quarter of 2023 and $45.8 million in the first quarter of 2023. The increase in noninterest income on a linked quarter basis was primarily the result of increased activity related to debit and credit card fees, mortgage banking income and bank owned life insurance income, as well as a $20.2 million loss on the strategic sale of available-for-sale securities recorded in the fourth quarter of 2023.

Noninterest Income

$ in millions	1Q24	4Q23	3Q23	2Q23	1Q23
Service charges on deposit accounts	$12.0	$12.8	$12.4	$12.9	$12.4
Wealth management fees	7.5	7.7	7.7	7.4	7.4
Debit and credit card fees	8.2	7.8	7.7	8.0	8.0
Mortgage lending income	2.3	1.6	2.2	2.4	1.6
Other service charges and fees	2.2	2.3	2.2	2.3	2.3
Bank owned life insurance	3.8	3.1	3.1	2.6	3.0
Gain (loss) on sale of securities	—	(20.2)	—	(0.4)	—
Other income	7.2	6.9	7.4	9.8	11.3

Total noninterest income	$43.2	$22.0	$42.8	$45.0	$45.8

Adjusted noninterest income[1]	$43.2	$42.2	$42.8	$45.4	$45.8

Noninterest Expense

Noninterest expense for the first quarter of 2024 was $139.9 million, compared to $148.1 million for the fourth quarter of 2023 and $143.2 million for the first quarter of 2023. During the first quarter of 2024 and fourth quarter of 2023, noninterest expense included an FDIC special assessment of $1.6 million and $10.5 million, respectively. Also included in noninterest expense are certain items consisting of branch right sizing, early retirement and merger and integration costs. Collectively, these items totaled $2.0 million for the first quarter of 2024, $15.4 million for the fourth quarter of 2023 and $2.4 million for the first quarter of 2023. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $137.9 million for the first quarter of 2024, $132.7 million for the fourth quarter of 2023 and $140.9 million for the first quarter of 2023. The decrease in noninterest expense on a linked quarter basis was primarily the result of lower FDIC special assessment charges and branch right sizing costs during the first quarter of 2024, offset in part by an increase in salaries and employee benefits principally due to higher payroll taxes typically incurred during the first quarter.

Noninterest Expense

$ in millions	1Q24	4Q23	3Q23	2Q23	1Q23
Salaries and employee benefits	$72.7	$67.0	$67.4	$74.7	$77.0
Occupancy expense, net	12.3	11.7	12.0	11.4	11.6
Furniture and equipment	5.1	5.4	5.1	5.1	5.1
Deposit insurance	5.5	4.7	4.7	5.2	4.9
Other real estate and foreclosure expense	0.2	0.2	0.2	0.3	0.2
Merger related costs	—	—	—	—	1.4
FDIC special assessment	1.6	10.5	—	—	—
Other operating expenses	42.5	48.6	42.6	42.9	43.1

Total noninterest expense	$139.9	$148.1	$132.0	$139.7	$143.2

Adjusted salaries and employee benefits[1]	$72.4	$66.0	$65.8	$71.1	$77.0
Adjusted other operating expenses[1]	42.4	44.9	42.1	43.0	42.3
Adjusted noninterest expense[1]	137.9	132.7	129.9	136.0	140.9
Efficiency ratio	69.41%	80.46%	65.11%	65.18%	62.28%
Adjusted efficiency ratio[1]	66.42	62.91	61.94	61.29	59.38
Full-time equivalent employees	2,989	3,007	3,005	3,066	3,189

Loans and Unfunded Loan Commitments

Total loans at the end of the first quarter of 2024 were $17.0 billion, up $447 million, or 3 percent, compared to $16.6 billion at the end of the first quarter of 2023. Total loans on a linked quarter basis increased $156 million, or 1 percent, reflecting our focus on maintaining disciplined pricing strategies and prudent underwriting standards given projections surrounding near-term economic activity and conditions. Unfunded loan commitments at the end of the first quarter of 2024 were $3.9 billion, compared to $3.9 billion at the end of the fourth quarter of 2023 and $4.7 billion at the end of the first quarter of 2023. At the same time, our commercial loan pipeline experienced measured growth for the third consecutive quarter. Commercial loans ready to close at the end of the first quarter of 2024 were $381 million and the rate on ready to close commercial loans was 8.38 percent.

Loans and Unfunded Loan Commitments

$ in millions	1Q24	4Q23	3Q23	2Q23	1Q23
Total loans	$17,002	$16,846	$16,772	$16,834	$16,555
Unfunded loan commitments	3,875	3,880	4,049	4,443	4,725

Deposits

Total deposits at the end of the first quarter of 2024 were $22.4 billion, compared to $22.2 billion at the end of the fourth quarter of 2023 and $22.5 billion at the end of the first quarter of 2023. On a linked quarter basis, deposit growth was driven by increased levels of interest bearing transaction accounts (interest bearing checking, money market and savings accounts), time deposits and brokered deposits. Noninterest bearing deposits totaled $4.7 billion at the end of the first quarter of 2024, compared to $4.8 billion at the end of the fourth quarter of 2023. The loan-to-deposit ratio at the end of the first quarter of 2024 was 76 percent, unchanged from the end of the fourth quarter of 2023 and up slightly from 74 percent at the end of the first quarter of 2023.

Deposits

$ in millions	1Q24	4Q23	3Q23	2Q23	1Q23
Noninterest bearing deposits	$4,698	$4,801	$4,991	$5,265	$5,489
Interest bearing transaction accounts	10,316	10,277	9,875	10,203	10,625
Time deposits	4,314	4,266	4,103	3,784	3,385
Brokered deposits	3,025	2,901	3,262	3,237	2,953

Total deposits	$22,353	$22,245	$22,231	$22,489	$22,452

Noninterest bearing deposits to total deposits	21%	22%	22%	23%	24%
Total loans to total deposits	76	76	75	75	74

Asset Quality

Provision for credit losses totaled $10.2 million for the first quarter of 2024, compared to $10.0 million for the fourth quarter of 2023 and $24.2 million for the first quarter of 2023. Included in provision for credit losses was the recapture of provision expense on investment securities totaling $1.2 million for the fourth quarter of 2023, while the first quarter of 2023 included provision expense on investment securities totaling $13.3 million. The allowance for credit losses on loans at the end of the first quarter of 2024 was $227.4 million, compared to $225.2 million at the end of the fourth quarter of 2023 and $206.6 million at the end of the first quarter of 2023. The increase in allowance for credit losses on loans on a linked quarter and year-over-year basis reflected in part increased activity in the loan portfolio, as well as changes in macroeconomic conditions. The allowance for credit losses on loans as a percentage of total loans was 1.34 percent at the end of the first quarter of 2024, unchanged from fourth quarter 2023 levels and up from 1.25 percent at the end of the first quarter of 2023.

Net charge-offs as a percentage of average loans for the first quarter of 2024 were 19 basis points, compared to 11 basis points for the fourth quarter of 2023 and 3 basis points for the first quarter of 2023. The increase in net charge-offs on a linked quarter basis was primarily due to $4.5 million of charge-offs associated with the small ticket equipment finance portfolio that has been designated for run-off, as well as certain loans acquired through mergers since 2020. Net charge-offs from run-off and acquired portfolios accounted for 11 basis points of total net charge-offs recorded during the first quarter of 2024.

Total nonperforming loans at the end of the first quarter of 2024 were $107.3 million, compared to $84.5 million at the end of the fourth quarter of 2023 and $63.7 million at the end of the first quarter of 2023. The increase in nonperforming loans on a linked quarter basis was primarily due to an $11.0 million asset based lending loan and a $6.6 million non-owner occupied real estate loan to a business that was negatively impacted by Covid. The asset based lending portfolio was acquired in 2021 and has also been designated for run-off. The nonperforming loan coverage ratio ended the first quarter of 2024 at 212 percent. Total nonperforming assets as a percentage of total assets were 0.41 percent at the end of the first quarter of 2024, compared to 0.33 percent at the end of the fourth quarter of 2023 and 0.26 percent at the end of the first quarter of 2023.

Asset Quality

$ in millions	1Q24	4Q23	3Q23	2Q23	1Q23
Allowance for credit losses on loans to total loans	1.34%	1.34%	1.30%	1.25%	1.25%
Allowance for credit losses on loans to nonperforming loans	212	267	267	292	324
Nonperforming loans to total loans	0.63	0.50	0.49	0.43	0.38
Net charge-off ratio (annualized)	0.19	0.11	0.28	0.04	0.03
Net charge-off ratio YTD (annualized)	0.19	0.12	0.12	0.04	0.03
Total nonperforming loans	$107.3	$84.5	$81.9	$72.0	$63.7
Total other nonperforming assets	5.0	5.8	5.2	4.9	7.7

Total nonperforming assets	$112.3	$90.3	$87.1	$76.9	$71.4

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$36.9	$41.9

Capital

Total stockholders’ equity at the end of the first quarter of 2024 was $3.4 billion, compared to $3.3 billion at the end of the first quarter of 2023. On a linked quarter basis, total stockholders’ equity increased $12.6 million, primarily as a result of a $12.5 million increase in retained earnings. Book value per share at the end of the first quarter of 2024 was $27.42, compared to $27.37 at the end of the fourth quarter of 2023 and $26.24 at the end of the first quarter of 2023. Tangible book value per share1 at the end of the first quarter of 2024 was $16.02, compared to $15.92 at the end of the fourth quarter of 2023 and $14.88 at the end of the first quarter of 2023.

Stockholders’ equity as a percentage of total assets at March 31, 2024, was 12.6 percent, compared to 12.5 percent at December 31, 2023, and 12.1 percent at March 31, 2023. Tangible common equity as a percentage of tangible assets1 was 7.8 percent at March 31, 2024, compared to 7.7 percent at December 31, 2023, and 7.3 percent at March 31, 2023. Both Simmons and Simmons Bank continue to maintain strong regulatory capital positions with all regulatory capital ratios significantly exceeding “well-capitalized” guidelines.

Select Capital Ratios

	1Q24	4Q23	3Q23	2Q23	1Q23
Stockholders’ equity to total assets	12.6%	12.5%	11.9%	12.0%	12.1%
Tangible common equity to tangible assets[1]	7.8	7.7	7.1	7.2	7.3
Common equity tier 1 (CET1) ratio	12.0	12.1	12.0	11.9	11.9
Tier 1 leverage ratio	9.4	9.4	9.3	9.2	9.2
Tier 1 risk-based capital ratio	12.0	12.1	12.0	11.9	11.9
Total risk-based capital ratio	14.4	14.4	14.3	14.2	14.5

Cash Dividend and Share Repurchase Program

As a result of Simmons’ solid capital position and its ability to organically generate capital, the board of directors declared a quarterly cash dividend on Simmons’ Class A common stock of $0.21 per share, which represents a 5 percent increase from the cash dividend paid for the same time period last year. The cash dividend is payable on July 1, 2024, to shareholders of record as of June 14, 2024. Simmons has paid cash dividends for 115 consecutive years, and 2024 represents the 13th consecutive year that Simmons has increased its dividend. According to research by Dividend Power, Simmons is one of only 26 U.S. publicly traded companies that have paid dividends for 100+ uninterrupted years. Simmons also earned Dividend Power’s designation as a “Dividend Contender,” a title reserved exclusively for companies that have increased their dividend for 10 to 24 consecutive years. As of April 8, 2024, Dividend Power research noted that Simmons is one of only 347 companies out of nearly 6,000 companies listed on the New York Stock Exchange and NASDAQ to achieve this distinction.

During the first quarter of 2024, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program) and which replaced its former repurchase program that was authorized in January 2022. Remaining authorization under the 2024 Program as of March 31, 2024, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Wednesday, April 24, 2024. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10187669. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 115 consecutive years. Its principal subsidiary, Simmons Bank, operates 233 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, FDIC special assessment charges and gain/loss on the sale of AFS investment securities. The Company has updated its calculation of certain non-GAAP financial measures to exclude the impact of gains or losses on the sale of AFS investment securities in light of the impact of the Company’s strategic AFS investment securities transactions during the fourth quarter of 2023 and has presented past periods on a comparable basis.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote and estimated earn back periods, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward- looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$380,324	$345,258	$181,822	$181,268	$199,316
Interest bearing balances due from banks and federal funds sold	222,979	268,834	423,826	564,644	325,135

Cash and cash equivalents	603,303	614,092	605,648	745,912	524,451
Interest bearing balances due from banks - time	100	100	100	545	795
Investment securities - held-to-maturity	3,707,258	3,726,288	3,742,292	3,756,754	3,765,483
Investment securities - available-for-sale	3,027,558	3,152,153	3,358,421	3,579,758	3,755,956
Mortgage loans held for sale	11,899	9,373	11,690	10,342	4,244
Loans:
Loans	17,001,760	16,845,670	16,771,888	16,833,653	16,555,098
Allowance for credit losses on loans	(227,367)	(225,231)	(218,547)	(209,966)	(206,557)

Net loans	16,774,393	16,620,439	16,553,341	16,623,687	16,348,541
Premises and equipment	576,466	570,678	567,167	562,025	564,497
Foreclosed assets and other real estate owned	3,511	4,073	3,809	3,909	2,721
Interest receivable	122,781	122,430	110,361	103,431	98,775
Bank owned life insurance	503,348	500,559	497,465	494,370	493,191
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	108,795	112,645	116,660	120,758	124,854
Other assets	611,964	592,045	676,572	636,833	579,139

Total assets	$27,372,175	$27,345,674	$27,564,325	$27,959,123	$27,583,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,697,539	$4,800,880	$4,991,034	$5,264,962	$5,489,434
Interest bearing transaction accounts and savings deposits	11,071,762	10,997,425	10,571,807	10,866,078	11,283,584
Time deposits	6,583,703	6,446,673	6,668,370	6,357,682	5,678,757

Total deposits	22,353,004	22,244,978	22,231,211	22,488,722	22,451,775
Federal funds purchased and securities sold under agreements to repurchase	58,760	67,969	74,482	102,586	142,862
Other borrowings	871,874	972,366	1,347,855	1,373,339	1,023,826
Subordinated notes and debentures	366,179	366,141	366,103	366,065	366,027
Accrued interest and other liabilities	283,232	267,732	259,119	272,085	259,055

Total liabilities	23,933,049	23,919,186	24,278,770	24,602,797	24,243,545

Stockholders’ equity:
Common stock	1,254	1,252	1,251	1,262	1,273
Surplus	2,503,673	2,499,930	2,497,874	2,516,398	2,533,589
Undivided profits	1,342,215	1,329,681	1,330,810	1,308,654	1,275,720
Accumulated other comprehensive (loss) income	(408,016)	(404,375)	(544,380)	(469,988)	(470,681)

Total stockholders’ equity	3,439,126	3,426,488	3,285,555	3,356,326	3,339,901

Total liabilities and stockholders’ equity	$27,372,175	$27,345,674	$27,564,325	$27,959,123	$27,583,446

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$261,490	$261,505	$255,901	$244,292	$227,498
Interest bearing balances due from banks and federal funds sold	3,010	3,115	3,569	4,023	2,783
Investment securities	58,001	58,755	50,638	48,751	48,774
Mortgage loans held for sale	148	143	178	154	82

TOTAL INTEREST INCOME	322,649	323,518	310,286	297,220	279,137

INTEREST EXPENSE
Time deposits	73,241	72,458	68,062	53,879	39,538
Other deposits	78,692	71,412	65,095	54,485	47,990
Federal funds purchased and securities sold under agreements to repurchase	189	232	277	318	323
Other borrowings	11,649	16,607	16,450	18,612	8,848
Subordinated notes and debentures	6,972	7,181	6,969	6,696	4,603

TOTAL INTEREST EXPENSE	170,743	167,890	156,853	133,990	101,302

NET INTEREST INCOME	151,906	155,628	153,433	163,230	177,835

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	10,206	11,225	20,222	5,061	10,916
Provision for credit losses on unfunded commitments	—	—	(11,300)	(5,000)	—
Provision for credit losses on investment securities - AFS	—	(1,196)	(1,200)	(1,326)	12,800
Provision for credit losses on investment securities - HTM	—	—	—	1,326	500

TOTAL PROVISION FOR CREDIT LOSSES	10,206	10,029	7,722	61	24,216

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	141,700	145,599	145,711	163,169	153,619

NONINTEREST INCOME
Service charges on deposit accounts	11,955	12,782	12,429	12,882	12,437
Debit and credit card fees	8,246	7,822	7,712	7,986	7,952
Wealth management fees	7,478	7,679	7,719	7,440	7,365
Mortgage lending income	2,320	1,603	2,157	2,403	1,570
Bank owned life insurance income	3,814	3,094	3,095	2,555	2,973
Other service charges and fees (includes insurance income)	2,199	2,346	2,232	2,262	2,282
Gain (loss) on sale of securities	—	(20,218)	—	(391)	—
Other income	7,172	6,866	7,433	9,843	11,256

TOTAL NONINTEREST INCOME	43,184	21,974	42,777	44,980	45,835

NONINTEREST EXPENSE
Salaries and employee benefits	72,653	66,982	67,374	74,723	77,038
Occupancy expense, net	12,258	11,733	12,020	11,410	11,578
Furniture and equipment expense	5,141	5,445	5,117	5,128	5,051
Other real estate and foreclosure expense	179	189	228	289	186
Deposit insurance	7,135	15,220	4,672	5,201	4,893
Merger-related costs	—	—	5	19	1,396
Other operating expenses	42,513	48,570	42,582	42,926	43,086

TOTAL NONINTEREST EXPENSE	139,879	148,139	131,998	139,696	143,228

NET INCOME BEFORE INCOME TAXES	45,005	19,434	56,490	68,453	56,226
Provision for income taxes	6,134	(4,473)	9,243	10,139	10,637

NET INCOME	$38,871	$23,907	$47,247	$58,314	$45,589

BASIC EARNINGS PER SHARE	$0.31	$0.19	$0.38	$0.46	$0.36

DILUTED EARNINGS PER SHARE	$0.31	$0.19	$0.37	$0.46	$0.36

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,439,126	$3,426,488	$3,285,555	$3,356,326	$3,339,901
CECL transition provision (1)	30,873	61,746	61,746	61,746	61,746
Disallowed intangible assets, net of deferred tax	(1,394,672)	(1,398,810)	(1,402,682)	(1,406,500)	(1,410,141)
Unrealized loss (gain) on AFS securities	408,016	404,375	544,380	469,988	470,681

Total Tier 1 capital	2,483,343	2,493,799	2,488,999	2,481,560	2,462,187

Tier 2 capital
Subordinated notes and debentures	366,179	366,141	366,103	366,065	366,027
Subordinated debt phase out	(66,000)	(66,000)	(66,000)	(66,000)	—
Qualifying allowance for loan losses and reserve for unfunded commitments	214,660	170,977	165,490	169,409	173,077

Total Tier 2 capital	514,839	471,118	465,593	469,474	539,104

Total risk-based capital	$2,998,182	$2,964,917	$2,954,592	$2,951,034	$3,001,291

Risk weighted assets	$20,782,094	$20,599,238	$20,703,669	$20,821,075	$20,748,605

Adjusted average assets for leverage ratio	$26,312,873	$26,552,988	$26,733,658	$26,896,289	$26,632,691

Ratios at end of quarter
Equity to assets	12.56%	12.53%	11.92%	12.00%	12.11%
Tangible common equity to tangible assets (2)	7.75%	7.69%	7.07%	7.22%	7.25%
Common equity Tier 1 ratio (CET1)	11.95%	12.11%	12.02%	11.92%	11.87%
Tier 1 leverage ratio	9.44%	9.39%	9.31%	9.23%	9.24%
Tier 1 risk-based capital ratio	11.95%	12.11%	12.02%	11.92%	11.87%
Total risk-based capital ratio	14.43%	14.39%	14.27%	14.17%	14.47%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$453,805	$453,121	$452,428	$451,737	$451,052
Mortgage-backed securities	1,142,352	1,161,694	1,178,324	1,193,118	1,201,418
State and political subdivisions	1,855,642	1,856,674	1,857,652	1,859,022	1,859,970
Other securities	255,459	254,799	253,888	252,877	253,043

Total held-to-maturity (net of credit losses)	3,707,258	3,726,288	3,742,292	3,756,754	3,765,483

Available-for-Sale
U.S. Treasury	$1,964	$2,254	$2,224	$2,209	$2,220
U.S. Government agencies	69,801	72,502	172,759	176,564	181,843
Mortgage-backed securities	1,845,364	1,940,307	2,157,092	2,282,328	2,433,530
State and political subdivisions	874,849	902,793	790,344	885,505	895,896
Other securities	235,580	234,297	236,002	233,152	242,467

Total available-for-sale (net of credit losses)	3,027,558	3,152,153	3,358,421	3,579,758	3,755,956

Total investment securities (net of credit losses)	$6,734,816	$6,878,441	$7,100,713	$7,336,512	$7,521,439

Fair value - HTM investment securities	$3,049,281	$3,135,370	$2,848,211	$3,094,958	$3,148,976

Simmons First National Corporation	SFNC
Consolidated Loans
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$182,742	$191,204	$191,550	$209,452	$188,590
Other consumer	124,531	127,462	112,832	148,333	142,817

Total consumer	307,273	318,666	304,382	357,785	331,407
Real Estate:
Construction	3,331,739	3,144,220	3,022,321	2,930,586	2,777,122
Single-family residential	2,624,738	2,641,556	2,657,879	2,633,365	2,589,831
Other commercial real estate	7,508,049	7,552,410	7,565,008	7,546,130	7,520,964

Total real estate	13,464,526	13,338,186	13,245,208	13,110,081	12,887,917
Commercial:
Commercial	2,499,311	2,490,176	2,477,077	2,569,330	2,669,731
Agricultural	226,642	232,710	296,912	280,541	220,641

Total commercial	2,725,953	2,722,886	2,773,989	2,849,871	2,890,372
Other	504,008	465,932	448,309	515,916	445,402

Total loans	$17,001,760	$16,845,670	$16,771,888	$16,833,653	$16,555,098

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$225,231	$218,547	$209,966	$206,557	$196,955

Loans charged off:
Credit cards	1,646	1,500	1,318	1,409	1,076
Other consumer	732	767	633	666	456
Real estate	2,857	1,023	9,723	435	1,204
Commercial	4,593	3,105	1,219	1,225	413

Total loans charged off	9,828	6,395	12,893	3,735	3,149

Recoveries of loans previously charged off:
Credit cards	248	242	234	298	234
Other consumer	333	518	344	436	240
Real estate	735	785	429	878	294
Commercial	442	309	245	471	1,067

Total recoveries	1,758	1,854	1,252	2,083	1,835

Net loans charged off	8,070	4,541	11,641	1,652	1,314
Provision for credit losses on loans	10,206	11,225	20,222	5,061	10,916

Balance, end of quarter	$227,367	$225,231	$218,547	$209,966	$206,557

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$105,788	$83,325	$81,135	$71,279	$63,218
Loans past due 90 days or more	1,527	1,147	806	738	437

Total nonperforming loans	107,315	84,472	81,941	72,017	63,655

Other nonperforming assets:
Foreclosed assets and other real estate owned	3,511	4,073	3,809	3,909	2,721
Other nonperforming assets	1,491	1,726	1,417	1,013	5,012

Total other nonperforming assets	5,002	5,799	5,226	4,922	7,733

Total nonperforming assets	$112,317	$90,271	$87,167	$76,939	$71,388

Performing FDMs (modifications to borrowers experiencing financial difficulty)	$33,576	$33,577	$33,723	$2,996	$2,183

Ratios
Allowance for credit losses on loans to total loans	1.34%	1.34%	1.30%	1.25%	1.25%
Allowance for credit losses to nonperforming loans	212%	267%	267%	292%	324%
Nonperforming loans to total loans	0.63%	0.50%	0.49%	0.43%	0.38%
Nonperforming assets (including performing FDMs) to total assets	0.53%	0.45%	0.44%	0.29%	0.27%
Nonperforming assets to total assets	0.41%	0.33%	0.32%	0.28%	0.26%
Annualized net charge offs to average loans (QTD)	0.19%	0.11%	0.28%	0.04%	0.03%
Annualized net charge offs to average loans (YTD)	0.19%	0.12%	0.12%	0.04%	0.03%
Annualized net credit card charge offs to average credit card loans (QTD)	2.88%	2.49%	2.19%	2.25%	1.69%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Mar 2024			Three Months Ended Dec 2023			Three Months Ended Mar 2023
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$211,121	$3,010	5.73%	$230,464	$3,115	5.36%	$315,307	$2,783	3.58%
Investment securities - taxable	4,162,455	42,198	4.08%	4,410,681	42,895	3.86%	4,930,945	32,804	2.70%
Investment securities - non-taxable (FTE)	2,635,368	21,301	3.25%	2,555,125	21,523	3.34%	2,624,642	21,522	3.33%
Mortgage loans held for sale	9,048	148	6.58%	7,644	143	7.42%	5,470	82	6.08%
Loans - including fees (FTE)	16,900,496	262,414	6.24%	16,793,211	262,353	6.20%	16,329,761	228,257	5.67%

Total interest earning assets (FTE)	23,918,488	329,071	5.53%	23,997,125	330,029	5.46%	24,206,125	285,448	4.78%
Non-earning assets	3,340,911			3,373,686			3,282,607

Total assets	$27,259,399			$27,370,811			$27,488,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$11,132,396	$78,692	2.84%	$10,730,701	$71,412	2.64%	$11,722,591	$47,990	1.66%
Time deposits	6,448,014	73,241	4.57%	6,509,663	72,458	4.42%	5,155,055	39,538	3.11%

Total interest bearing deposits	17,580,410	151,933	3.48%	17,240,364	143,870	3.31%	16,877,646	87,528	2.10%
Federal funds purchased and securities sold under agreement to repurchase	54,160	189	1.40%	65,871	232	1.40%	148,673	323	0.88%
Other borrowings	873,278	11,649	5.37%	1,212,501	16,607	5.43%	787,783	8,848	4.56%
Subordinated notes and debentures	366,160	6,972	7.66%	366,123	7,181	7.78%	366,009	4,603	5.10%

Total interest bearing liabilities	18,874,008	170,743	3.64%	18,884,859	167,890	3.53%	18,180,111	101,302	2.26%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,654,179			4,864,274			5,642,779
Other liabilities	284,191			285,431			295,191

Total liabilities	23,812,378			24,034,564			24,118,081
Stockholders’ equity	3,447,021			3,336,247			3,370,651

Total liabilities and stockholders’ equity	$27,259,399			$27,370,811			$27,488,732

Net interest income (FTE)		$158,328			$162,139			$184,146

Net interest spread (FTE)			1.89%			1.93%			2.52%

Net interest margin (FTE)			2.66%			2.68%			3.09%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$38,871	$23,907	$47,247	$58,314	$45,589
Diluted earnings per share	0.31	0.19	0.37	0.46	0.36
Return on average assets	0.57%	0.35%	0.68%	0.84%	0.67%
Return on average common equity	4.54%	2.84%	5.56%	6.96%	5.49%
Return on tangible common equity (non-GAAP) (1)	8.33%	5.61%	10.33%	12.85%	10.25%
Net interest margin (FTE)	2.66%	2.68%	2.61%	2.76%	3.09%
Efficiency ratio (2)	69.41%	80.46%	65.11%	65.18%	62.28%
FTE adjustment	6,422	6,511	6,515	6,106	6,311
Average diluted shares outstanding	125,661,950	125,609,265	126,283,609	127,379,976	127,516,478
Shares repurchased under plan	—	—	1,128,962	1,128,087	—
Average price of shares repurchased	—	—	17.69	17.75	—
Cash dividends declared per common share	0.210	0.200	0.200	0.200	0.200
Accretable yield on acquired loans	1,123	1,762	2,146	2,267	2,579
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$40,351	$50,215	$48,804	$61,354	$47,343
Adjusted diluted earnings per share	0.32	0.40	0.39	0.48	0.37
Adjusted return on average assets	0.60%	0.73%	0.70%	0.89%	0.70%
Adjusted return on average common equity	4.71%	5.97%	5.74%	7.33%	5.70%
Adjusted return on tangible common equity	8.62%	11.10%	10.64%	13.48%	10.62%
Adjusted efficiency ratio (2)	66.42%	62.91%	61.94%	61.29%	59.38%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$38,871	$175,057	$151,150	$103,903	$45,589
Diluted earnings per share	0.31	1.38	1.19	0.82	0.36
Return on average assets	0.57%	0.64%	0.73%	0.76%	0.67%
Return on average common equity	4.54%	5.21%	6.00%	6.23%	5.49%
Return on tangible common equity (non-GAAP) (1)	8.33%	9.76%	11.14%	11.55%	10.25%
Net interest margin (FTE)	2.66%	2.78%	2.82%	2.92%	3.09%
Efficiency ratio (2)	69.41%	67.75%	64.13%	63.68%	62.28%
FTE adjustment	6,422	25,443	18,932	12,417	6,311
Average diluted shares outstanding	125,661,950	126,775,704	127,099,727	127,421,034	127,516,478
Cash dividends declared per common share	0.210	0.800	0.600	0.400	0.200
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$40,351	$207,716	$157,501	$108,697	$47,343
Adjusted diluted earnings per share	0.32	1.64	1.24	0.85	0.37
Adjusted return on average assets	0.60%	0.75%	0.76%	0.79%	0.70%
Adjusted return on average common equity	4.71%	6.18%	6.25%	6.51%	5.70%
Adjusted return on tangible common equity	8.62%	11.46%	11.58%	12.06%	10.62%
Adjusted efficiency ratio (2)	66.42%	61.32%	60.81%	60.30%	59.38%
END OF PERIOD
Book value per share	$27.42	$27.37	$26.26	$26.59	$26.24
Tangible book value per share	16.02	15.92	14.77	15.17	14.88
Shares outstanding	125,419,618	125,184,119	125,133,281	126,224,707	127,282,192
Full-time equivalent employees	2,989	3,007	3,005	3,066	3,189
Total number of financial centers	233	234	232	231	231

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)	Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.

Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$38,871	$23,907	$47,247	$58,314	$45,589
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Merger related costs	—	—	5	19	1,396
Early retirement program	219	1,032	1,557	3,609	—
Loss (gain) on sale of securities	—	20,218	—	391	—
Branch right sizing (net)	236	3,846	547	95	979
Tax effect of certain items (1)	(524)	(9,309)	(552)	(1,074)	(621)

Certain items, net of tax	1,480	26,308	1,557	3,040	1,754

Adjusted earnings (non-GAAP)	$40,351	$50,215	$48,804	$61,354	$47,343

Diluted earnings per share	$0.31	$0.19	$0.37	$0.46	$0.36
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	0.01	0.08	—	—	—
Merger related costs	—	—	—	—	0.01
Early retirement program	—	0.01	0.01	0.03	—
Loss (gain) on sale of securities	—	0.16	—	—	—
Branch right sizing (net)	—	0.03	0.01	—	0.01
Tax effect of certain items (1)	—	(0.07)	—	(0.01)	(0.01)

Certain items, net of tax	0.01	0.21	0.02	0.02	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.32	$0.40	$0.39	$0.48	$0.37

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$43,184	$21,974	$42,777	$44,980	$45,835
Certain noninterest income items
Loss (gain) on sale of securities	—	20,218	—	391	—

Adjusted noninterest income (non-GAAP)	$43,184	$42,192	$42,777	$45,371	$45,835

Noninterest expense	$139,879	$148,139	$131,998	$139,696	$143,228
Certain noninterest expense items
Merger related costs	—	—	(5)	(19)	(1,396)
Early retirement program	(219)	(1,032)	(1,557)	(3,609)	—
FDIC Deposit Insurance special assessment	(1,549)	(10,521)	—	—	—
Branch right sizing expense	(236)	(3,846)	(547)	(95)	(979)

Adjusted noninterest expense (non-GAAP)	$137,875	$132,740	$129,889	$135,973	$140,853

Salaries and employee benefits	$72,653	$66,982	$67,374	$74,723	$77,038
Certain salaries and employee benefits items
Early retirement program	(219)	(1,032)	(1,557)	(3,609)	—
Other	—	2	—	—	—

Adjusted salaries and employee benefits (non-GAAP)	$72,434	$65,952	$65,817	$71,114	$77,038

Other operating expenses	$42,513	$48,570	$42,582	$42,926	$43,086
Certain other operating expenses items
Branch right sizing expense	(83)	(3,708)	(466)	53	(816)

Adjusted other operating expenses (non-GAAP)	$42,430	$44,862	$42,116	$42,979	$42,270

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$38,871	$175,057	$151,150	$103,903	$45,589
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Merger related costs	—	1,420	1,420	1,415	1,396
Early retirement program	219	6,198	5,166	3,609	—
Loss (gain) on sale of securities	—	20,609	391	391	—
Branch right sizing (net)	236	5,467	1,621	1,074	979
Tax effect of certain items (1)	(524)	(11,556)	(2,247)	(1,695)	(621)

Certain items, net of tax	1,480	32,659	6,351	4,794	1,754

Adjusted earnings (non-GAAP)	$40,351	$207,716	$157,501	$108,697	$47,343

Diluted earnings per share	$0.31	$1.38	$1.19	$0.82	$0.36
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	0.01	0.08	—	—	—
Merger related costs	—	0.01	0.01	0.01	0.01
Early retirement program	—	0.05	0.04	0.03	—
Loss (gain) on sale of securities	—	0.17	—	—	—
Branch right sizing (net)	—	0.04	0.02	0.01	0.01
Tax effect of certain items (1)	—	(0.09)	(0.02)	(0.02)	(0.01)

Certain items, net of tax	0.01	0.26	0.05	0.03	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.32	$1.64	$1.24	$0.85	$0.37

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$43,184	$155,566	$133,592	$90,815	$45,835
Certain noninterest income items
Loss (gain) on sale of securities	—	20,609	391	391	—

Adjusted noninterest income (non-GAAP)	$43,184	$176,175	$133,983	$91,206	$45,835

Noninterest expense	$139,879	$563,061	$414,922	$282,924	$143,228
Certain noninterest expense items
Merger related costs	—	(1,420)	(1,420)	(1,415)	(1,396)
Early retirement program	(219)	(6,198)	(5,166)	(3,609)	—
FDIC Deposit Insurance special assessment	(1,549)	(10,521)	—	—	—
Branch right sizing expense	(236)	(5,467)	(1,621)	(1,074)	(979)

Adjusted noninterest expense (non-GAAP)	$137,875	$539,455	$406,715	$276,826	$140,853

Salaries and employee benefits	$72,653	$286,117	$219,135	$151,761	$77,038
Certain salaries and employee benefits items
Early retirement program	(219)	(6,198)	(5,166)	(3,609)	—
Other	—	2	—	—	—

Adjusted salaries and employee benefits (non-GAAP)	$72,434	$279,921	$213,969	$148,152	$77,038

Merger related costs	$—	$1,420	$1,420	$1,415	$1,396
Adjustment for merger related costs	—	(1,420)	(1,420)	(1,415)	(1,396)

Adjusted merger related costs (non-GAAP)	$—	$—	$—	$—	$—

Other operating expenses	$42,513	$177,164	$128,594	$86,012	$43,086
Certain other operating expenses items
Branch right sizing expense	(83)	(4,937)	(1,229)	(763)	(816)

Adjusted other operating expenses (non-GAAP)	$42,430	$172,227	$127,365	$85,249	$42,270

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Mar 31 2024	Dec 31 2023	Sep 30 2023	Jun 30 2023	Mar 31 2023
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,439,126	$3,426,488	$3,285,555	$3,356,326	$3,339,901
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(108,795)	(112,645)	(116,660)	(120,758)	(124,854)

Total intangibles	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)

Tangible common stockholders’ equity	$2,009,532	$1,993,044	$1,848,096	$1,914,769	$1,894,248

Total assets	$27,372,175	$27,345,674	$27,564,325	$27,959,123	$27,583,446
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(108,795)	(112,645)	(116,660)	(120,758)	(124,854)

Total intangibles	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)

Tangible assets	$25,942,581	$25,912,230	$26,126,866	$26,517,566	$26,137,793

Ratio of common equity to assets	12.56%	12.53%	11.92%	12.00%	12.11%

Ratio of tangible common equity to tangible assets	7.75%	7.69%	7.07%	7.22%	7.25%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,439,126	$3,426,488	$3,285,555	$3,356,326	$3,339,901
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(108,795)	(112,645)	(116,660)	(120,758)	(124,854)

Total intangibles	(1,429,594)	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)

Tangible common stockholders’ equity	$2,009,532	$1,993,044	$1,848,096	$1,914,769	$1,894,248

Shares of common stock outstanding	125,419,618	125,184,119	125,133,281	126,224,707	127,282,192

Book value per common share	$27.42	$27.37	$26.26	$26.59	$26.24

Tangible book value per common share	$16.02	$15.92	$14.77	$15.17	$14.88

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$8,413,514	$8,328,444	$8,143,200	$8,507,395	$8,978,581
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,995,241	2,846,716	2,835,405	3,030,550	3,081,829
Less: Intercompany eliminations	775,461	728,480	676,840	674,552	628,592

Total uninsured, non-collateralized deposits	$4,642,812	$4,753,248	$4,630,955	$4,802,293	$5,268,160

FHLB borrowing availability	$5,326,000	$5,401,000	$5,372,000	$5,345,000	$5,574,000
Unpledged securities	4,122,000	3,817,000	4,124,000	3,877,000	3,000,000
Fed funds lines, Fed discount window and Bank Term Funding Program (1)	2,009,000	1,998,000	1,951,000	1,874,000	2,206,000

Additional liquidity sources	$11,457,000	$11,216,000	$11,447,000	$11,096,000	$10,780,000

Uninsured, non-collateralized deposit coverage ratio	2.5	2.4	2.5	2.3	2.0

(1) The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.
Calculation of Net Charge Off Ratio

Net charge offs	$8,070
Less: Net charge offs from run-off (1) and acquired portfolios	4,500

Net charge offs excluding run-off and acquired portfolios	$3,570

Average total loans	$16,900,496

Annualized net charge offs to average loans (NCO ratio)	0.19%

NCO ratio, excluding net charge offs of run-off and acquired portfolios (annualized)	0.08%

(1)	Run-off portfolio consists of asset based lending and small equipment finance portfolios obtained in acquisitions.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$38,871	$23,907	$47,247	$58,314	$45,589
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Merger related costs	—	—	5	19	1,396
Early retirement program	219	1,032	1,557	3,609	—
Loss (gain) on sale of securities	—	20,218	—	391	—
Branch right sizing (net)	236	3,846	547	95	979
Tax effect of certain items (2)	(524)	(9,309)	(552)	(1,074)	(621)

Adjusted earnings (non-GAAP)	$40,351	$50,215	$48,804	$61,354	$47,343

Average total assets	$27,259,399	$27,370,811	$27,594,611	$27,766,139	$27,488,732

Return on average assets	0.57%	0.35%	0.68%	0.84%	0.67%

Adjusted return on average assets (non-GAAP)	0.60%	0.73%	0.70%	0.89%	0.70%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$38,871	$23,907	$47,247	$58,314	$45,589
Amortization of intangibles, net of taxes	2,844	2,965	3,027	3,026	3,026

Total income available to common stockholders	$41,715	$26,872	$50,274	$61,340	$48,615

Certain items (non-GAAP)
Gain on insurance settlement	$—	$—	$—	$—	$—
FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Merger related costs	—	—	5	19	1,396
Early retirement program	219	1,032	1,557	3,609	—
Loss (gain) on sale of securities	—	20,218	—	391	—
Branch right sizing (net)	236	3,846	547	95	979
Tax effect of certain items (2)	(524)	(9,309)	(552)	(1,074)	(621)

Adjusted earnings (non-GAAP)	40,351	50,215	48,804	61,354	47,343
Amortization of intangibles, net of taxes	2,844	2,965	3,027	3,026	3,026

Total adjusted earnings available to common stockholders (non-GAAP)	$43,195	$53,180	$51,831	$64,380	$50,369

Average common stockholders’ equity	$3,447,021	$3,336,247	$3,371,678	$3,358,924	$3,370,651
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,624)
Other intangibles	(111,023)	(114,861)	(119,125)	(123,173)	(127,394)

Total average intangibles	(1,431,822)	(1,435,660)	(1,439,924)	(1,443,972)	(1,447,018)

Average tangible common stockholders’ equity (non-GAAP)	$2,015,199	$1,900,587	$1,931,754	$1,914,952	$1,923,633

Return on average common equity	4.54%	2.84%	5.56%	6.96%	5.49%

Return on tangible common equity	8.33%	5.61%	10.33%	12.85%	10.25%

Adjusted return on average common equity (non-GAAP)	4.71%	5.97%	5.74%	7.33%	5.70%

Adjusted return on tangible common equity (non-GAAP)	8.62%	11.10%	10.64%	13.48%	10.62%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$139,879	$148,139	$131,998	$139,696	$143,228
Certain noninterest expense items (non-GAAP)
Merger related costs	—	—	(5)	(19)	(1,396)
Early retirement program	(219)	(1,032)	(1,557)	(3,609)	—
FDIC Deposit Insurance special assessment	(1,549)	(10,521)	—	—	—
Branch right sizing expense	(236)	(3,846)	(547)	(95)	(979)
Other real estate and foreclosure expense adjustment	(179)	(189)	(228)	(289)	(186)
Amortization of intangibles adjustment	(3,850)	(4,015)	(4,097)	(4,098)	(4,096)

Adjusted efficiency ratio numerator	$133,846	$128,536	$125,564	$131,586	$136,571

Net interest income	$151,906	$155,628	$153,433	$163,230	$177,835
Noninterest income	43,184	21,974	42,777	44,980	45,835
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,422	6,511	6,515	6,106	6,311

Efficiency ratio denominator	201,512	184,113	202,725	214,316	229,981
Certain noninterest income items (non-GAAP) Branch right sizing income	—	—	—	—	—
(Gain) loss on sale of securities	—	20,218	—	391	—

Adjusted efficiency ratio denominator	$201,512	$204,331	$202,725	$214,707	$229,981

Efficiency ratio (1)	69.41%	80.46%	65.11%	65.18%	62.28%

Adjusted efficiency ratio (non-GAAP) (1)	66.42%	62.91%	61.94%	61.29%	59.38%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$151,906	$155,628	$153,433	$163,230	$177,835
Noninterest income	43,184	21,974	42,777	44,980	45,835

Total revenue	195,090	177,602	196,210	208,210	223,670
Certain items, pre-tax (non-GAAP)
Less: Gain (loss) on sale of securities	—	(20,218)	—	(391)	—

Adjusted total revenue	$195,090	$197,820	$196,210	$208,601	$223,670

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$151,906	$155,628	$153,433	$163,230	$177,835
Noninterest income	43,184	21,974	42,777	44,980	45,835

Total revenue	195,090	177,602	196,210	208,210	223,670
Less: Noninterest expense	139,879	148,139	131,998	139,696	143,228

Pre-Provision Net Revenue (PPNR)	$55,211	$29,463	$64,212	$68,514	$80,442

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$55,211	$29,463	$64,212	$68,514	$80,442
Certain items, pre-tax (non-GAAP)
Plus: Loss (gain) on sale of securities	—	20,218	—	391	—
Plus: FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Plus: Merger related costs	—	—	5	19	1,396
Plus: Early retirement program costs	219	1,032	1,557	3,609	—
Plus: Branch right sizing costs (net)	236	3,846	547	95	979

Adjusted Pre-Provision Net Revenue	$57,215	$65,080	$66,321	$72,628	$82,817

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$38,871	$175,057	$151,150	$103,903	$45,589
Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	1,549	10,521	—	—	—
Merger related costs	—	1,420	1,420	1,415	1,396
Early retirement program	219	6,198	5,166	3,609	—
Loss (gain) on sale of securities	—	20,609	391	391	—
Branch right sizing (net)	236	5,467	1,621	1,074	979
Tax effect of certain items (2)	(524)	(11,556)	(2,247)	(1,695)	(621)

Adjusted earnings (non-GAAP)	$40,351	$207,716	$157,501	$108,697	$47,343

Average total assets	$27,259,399	$27,554,859	$27,616,882	$27,628,202	$27,488,732

Return on average assets	0.57%	0.64%	0.73%	0.76%	0.67%

Adjusted return on average assets (non-GAAP)	0.60%	0.75%	0.76%	0.79%	0.70%

Calculation of Return on Tangible Common Equity
Net income available to common stockholders	$38,871	$175,057	$151,150	$103,903	$45,589
Amortization of intangibles, net of taxes	2,844	12,044	9,079	6,052	3,026

Total income available to common stockholders	$41,715	$187,101	$160,229	$109,955	$48,615

Certain items (non-GAAP)
FDIC Deposit Insurance special assessment	$1,549	$10,521	$—	$—	$—
Merger related costs	—	1,420	1,420	1,415	1,396
Early retirement program	219	6,198	5,166	3,609	—
Loss (gain) on sale of securities	—	20,609	391	391	—
Branch right sizing (net)	236	5,467	1,621	1,074	979
Tax effect of certain items (2)	(524)	(11,556)	(2,247)	(1,695)	(621)

Adjusted earnings (non-GAAP)	40,351	207,716	157,501	108,697	47,343
Amortization of intangibles, net of taxes	2,844	12,044	9,079	6,052	3,026

Total adjusted earnings available to common stockholders (non-GAAP)	$43,195	$219,760	$166,580	$114,749	$50,369

Average common stockholders’ equity	$3,447,021	$3,359,312	$3,367,088	$3,364,755	$3,370,651
Average intangible assets:
Goodwill	(1,320,799)	(1,320,510)	(1,320,412)	(1,320,215)	(1,319,624)
Other intangibles	(111,023)	(121,098)	(123,200)	(125,272)	(127,394)

Total average intangibles	(1,431,822)	(1,441,608)	(1,443,612)	(1,445,487)	(1,447,018)

Average tangible common stockholders’ equity (non-GAAP)	$2,015,199	$1,917,704	$1,923,476	$1,919,268	$1,923,633

Return on average common equity	4.54%	5.21%	6.00%	6.23%	5.49%

Return on tangible common equity	8.33%	9.76%	11.14%	11.55%	10.25%

Adjusted return on average common equity (non-GAAP)	4.71%	6.18%	6.25%	6.51%	5.70%

Adjusted return on tangible common equity (non-GAAP)	8.62%	11.46%	11.58%	12.06%	10.62%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$139,879	$563,061	$414,922	$282,924	$143,228
Certain noninterest expense items (non-GAAP)
Merger related costs	—	(1,420)	(1,420)	(1,415)	(1,396)
Early retirement program	(219)	(6,198)	(5,166)	(3,609)	—
FDIC Deposit Insurance special assessment	(1,549)	(10,521)	—	—	—
Branch right sizing expense	(236)	(5,467)	(1,621)	(1,074)	(979)
Other real estate and foreclosure expense adjustment	(179)	(892)	(703)	(475)	(186)
Amortization of intangibles adjustment	(3,850)	(16,306)	(12,291)	(8,194)	(4,096)

Adjusted efficiency ratio numerator	$133,846	$522,257	$393,721	$268,157	$136,571

Net interest income	$151,906	$650,126	$494,498	$341,065	$177,835
Noninterest income	43,184	155,566	133,592	90,815	45,835
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,422	25,443	18,932	12,417	6,311

Efficiency ratio denominator	201,512	831,135	647,022	444,297	229,981
Certain noninterest income items (non-GAAP) Branch right sizing income	—	—	—	—	—
(Gain) loss on sale of securities	—	20,609	391	391	—

Adjusted efficiency ratio denominator	$201,512	$851,744	$647,413	$444,688	$229,981

Efficiency ratio (1)	69.41%	67.75%	64.13%	63.68%	62.28%

Adjusted efficiency ratio (non-GAAP) (1)	66.42%	61.32%	60.81%	60.30%	59.38%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Effective tax rate of 26.135%.